COMMONWEALTH OF VIRGINIA

                          STATE CORPORATION COMMISSION




APPLICATION OF

VIRGINIA ELECTRIC AND POWER                    CASE NO.  PUE960036
COMPANY

1995 Annual Informational Filing


COMMONWEALTH OF VIRGINIA

At the relation of the                         CASE NO. PUE960296

STATE CORPORATION COMMISSION

Ex Parte:  Investigation of
Electric Utility Industry
Restructuring - Virginia
Electric and Power Company


MOTION FOR CONSIDERATION OF STIPULATION
AND CHANGES IN PROCEDURAL SCHEDULE

         On June 8, 1998, the Staff of the State Corporation Commission, Virginia Electric and Power Company, the Division of Consumer Counsel, Office of the Attorney General, the Virginia Committee for Fair Utility Rates, the Apartment and Office Building Association of Metropolitan Washington, collectively referred to as the "Stipulating Participants," entered into a Stipulation that resolves certain rate issues among themselves in these proceedings. A copy of the Stipulation accompanies this Motion. The Stipulating Participants have agreed that, if approved by the Commission and ordered into effect, the provisions of the Stipulation will result in a just and reasonable settlement of those issues, in that it would provide for an appropriate refund to Virginia jurisdictional customers and a just and reasonable level of rates on a going-forward basis; allow the Stipulating Participants to re-direct their resources to the study and resolution of issues related to the transition to a competitive electric market as provided in recently enacted Virginia House Bill No. 1172, Senate Joint Resolution No. 91, and the Commission's Order Establishing Investigation in Case No. PUE980138; and efficiently and expeditiously reduce significantly the scope of these proceedings.

         For these reasons, the Staff, on behalf of and with the support of the other Stipulating Participants, by Counsel, moves the Commission, in lieu of conducting the scheduled hearing on the testimony and exhibits of the parties as originally contemplated (to the extent such testimony and exhibits relate to the issues resolved by the Stipulation), to give appropriate consideration to the Stipulation and, after such consideration, to approve it and the settlement of the issues it covers. In connection with such consideration of the Stipulation, the Staff requests that:

         1. The Commission suspend the present schedule for filing of rebuttal and surrebuttal testimonies.

         2. The Commission establish a schedule for the parties other than the Stipulating Participants to comment on the Stipulation and for the Stipulating Participants to respond to any objections raised.

         3. A hearing (presently scheduled to begin July 10, 1998) be used to present the Stipulation and address any comments and responses that may have been filed, together with any other issues raised by the parties or otherwise specified by the Commission, rather than the originally contemplated hearing on the prefiled testimony and exhibits of the parties and the rebuttal and surrebuttal testimony that would be filed pursuant to the Commission's prior orders.

         4. Consideration of issues not resolved by the Stipulation ("Remaining Issues") be considered separately, either in this docket at a later date, or in a new docket or another existing docket.

         WHEREFORE, Staff requests that the Commission give appropriate consideration to the Stipulation, including an opportunity to comment and be heard by all interested parties, make appropriate arrangements for such consideration and for consideration of the Remaining Issues, and approve the Stipulation and the settlement of issues it covers.


                                                Respectfully submitted,

                                                The Staff of the
                                                State Corporation Commission



                                                By:  /s/ JAMES C. DIMITRI
                                                    _________________________
                                                                    Counsel

James C. Dimitri, General Counsel
William H. Chambliss, Deputy General Counsel
State Corporation Commission
Office of General Counsel
P.O. Box 1197
Richmond, Virginia 23218
(804) 371-9671

June 8, 1998

                             CERTIFICATE OF SERVICE

         I hereby certify that a true copy of the foregoing "Motion for Consideration of Stipulation and Changes in Procedural Schedule" was mailed first-class mail, postage prepaid, this 8th day of June, 1998, to: Pamela Johnson, Esquire, Virginia Electric and Power Company, P.O. Box 26666, Richmond, Virginia 23261; Thomas B. Nicholson, Senior Assistant Attorney General, Division of Consumer Counsel, Office of Attorney General, 900 East Main Street, Richmond, Virginia 23219; William S. Bilenky, Esquire, 8133 Forest Hill Avenue, Suite 101, Richmond, Virginia 23235; R. Peter Lalor, Commonwealth Power Corporation, 3 Koger Center, Suite 213, Norfolk, Virginia 23502; Edward L. Petrini, Esquire, Christian & Barton, 909 East Main Street, Suite 1200, Richmond, Virginia 23219-3095; Kenneth G. Hurwitz, Venable, Baetjer, Howard & Civiletti, LLP, 1201 New York Avenue, N.W., Washington, D.C. 20005-3917; Jean Ann Fox, 114 Coachman Drive, Yorktown, Virginia 23693; Donald A. Fickenscher, Virginia Natural Gas, Inc., 5100 East Virginia Beach Boulevard, Norfolk, Virginia 23502-3488; Jeffrey
M. Gleason, Southern Environmental Law Center, 201 West Main Street, Suite 14, Charlottesville, Virginia 22902; Marc C. Hebert, Esquire, Enron Capital and Trade Resource, 2000 K Street, N.W., Suite 500, Washington, D.C. 20006-1872; Michael L. Sarahan, Assistant City Attorney, Office of the City Attorney, 900 East Broad Street, Suite 300, Richmond, Virginia 23219; Frann G. Francis, Esquire, Apartment and Office Building Association, 1050 17th Street, N.W., Suite 300, Washington, D.C. 20036; Kerri L. Boyer, Esquire, Multitrade of Pittsylvania, 5301 Wisconsin Avenue, N.W., Washington D.C. 20015; Dennis R. Bates, Esquire, Senior Assistant County Attorney, Fairfax County, 12000 Government Center Parkway, Suite 549, Fairfax, Virginia 22035-0064; Jon L. Praed, Esquire, Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004; Robert L. Daileader, Jr., Esquire, Ogden Martin Systems of Alexandria, One Thomas Circle, Suite 700, Washington, D.C. 20005-5802; John H. Bucy, II, Coalition for Equitable Rates, 106 East Sixth Street, Suite 900, Austin, Texas 78701; Johnson Kanady, III, Esquire, VHM, Inc., 100 Shockoe Slip, Richmond, Virginia 23219-4140; Frederick H. Ritts, Esquire, Philip Morris USA, 1025 Thomas Jefferson Street, Washington, D.C. 20007; Donald R. Hayes, Esquire, Washington Gas Light Company, 1100 H Street, N.W., Washington, D.C. 20080; Kenworth E. Lion, Jr., Esquire, Lion Law Offices, 6501 Mechanicsville Turnpike, Suite 105, Mechanicsville, Virginia 23111; Michael Quinan, Esquire, and Anthony Gambardella, Esquire, Woods, Rogers & Hazlegrove, P.L.C., 823 East Main Street, Suite 1200, Richmond, Virginia 23219; John Pirko, Esquire, Virginia, Maryland & Delaware Association, 4201 Dominion Boulevard, Suite 200, Glen Allen, Virginia 23060; David Boies, Esquire, Doswell Limited Partnership, 5301 Wisconsin Avenue, N.W., Washington, D.C. 20015; Archibald Wallace, III, Sands, Anderson, Marks & Miller, P.O. Box 1998, Richmond, Virginia 23218-1998; JoAnne L. Nolte, Esquire, Durrette, Irvin & Bradshaw, P.C., Twentieth Floor, Main Street Centre, 600 East Main Street, Richmond, Virginia 23219; Evans B. Brasfield, Esquire, Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074; and William G. Thomas, Esquire, 510 King Street, Suite 200, Alexandria, Virginia 22314.

                            ------------------------





                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

APPLICATION OF

VIRGINIA ELECTRIC AND POWER                                   CASE NO. PUE960036
COMPANY
1995 Annual Informational Filing

COMMONWEALTH OF VIRGINIA
At the relation of the
STATE CORPORATION COMMISSION                                  CASE NO. PUE960296
Ex Parte:  Investigation of Electric Utility
Industry Restructuring - Virginia
Electric and Power Company

                                  Stipulation
         This Stipulation sets forth the agreement among Virginia Electric and Power Company ("Virginia Power" or "Company"), the Staff of the State Corporation Commission ("Staff"), the Division of Consumer Counsel of the Office of the Attorney General ("Attorney General"), the Virginia Committee for Fair Utility Rates ("VCFUR"), and the Apartment and Office Building Association of Metropolitan Washington ("AOBA"), collectively referred to as "Stipulating Participants", as to an appropriate resolution of certain rate issues in the above-captioned proceedings. As to Case No. PUE960036, these issues are included in Virginia Power's 1995 Annual Informational Filing ("AIF") dated June 13, 1996, and the Staff Report filed on March 28, 1997. As to Case No. PUE960296 ("1996 Rate Case"), the issues are included in the Company's Application, accompanying Schedules and direct testimony filed on March 24, 1997, the testimony filed on December 23, 1997, on behalf of the Attorney General, VCFUR and AOBA and the Staf s testimony filed on March 24, 1998. The Stipulating Participants believe that this Stipulation of these issues will result in a fair and reasonable resolution of certain rate issues in the 1995 AIF and the 1996 Rate Case (including all issues that would be raised in a 1996 AIF); will provide for an appropriate refund to Virginia jurisdictional customers and a just and reasonable level of rates on a going-forward basis; will allow the Stipulating Participants to re-direct their resources to the study and resolution of issues related to the transition to a competitive electric market as provided in recently enacted Virginia House Bill No. 1172, Senate Joint Resolution No. 91, and the Commission's Order Establishing Investigation in Case No. PUE980138; and will efficiently and expeditiously reduce significantly the scope of the above-captioned proceedings.

         The Stipulating Participants will, as soon as possible after execution of this Stipulation, file it with the Commission, together with a motion of the Staff requesting the Commission to (a) consider the Stipulation and such other matters as the Commission may determine at a hearing (presently scheduled for July 10, 1998 (the "Hearing")), subject to such changes in procedural dates and in the hearing date as the Commission may direct, (b) retain for further consideration in this docket or to transfer to a separate docket any issues that have been properly raised in this docket and that are not resolved by the Stipulation, and (c) enter an order prescribing appropriate procedures for other parties to comment and be heard upon the issues presented in the Stipulation and for the Commission's consideration of the Stipulation and such other issues as may be considered at the Hearing.

         The rate plan proposed herein shall be a five-year plan extending from March 1, 1997, through February 28, 2002 ("Rate Period"). A summary of the rate refund, rate reductions, and write-offs by Virginia Power is as follows:



         Refund: $150,000,000 for the 12 months ended February 28, 1998 (plus interest)

         Rate Reduction:            $100,000,000, effective March 1, 1998 (and
                                    applicable refund plus interest)

         Additional Rate
         Reduction:                 $50,000,000, effective March 1, 1999

         Write-offs:                $220,000,000 minimum, with additional
                                    write-offs depending on earnings

         The stipulated agreements are as follows:
         1. Virginia Power shall refund to its Virginia jurisdictional customers an amount consisting of (a) a one-time refund of excess revenues based on an annual jurisdictional base revenue reduction of $150 million for the period March 1, 1997, through February 28, 1998,
         (b) a one-time pro-rata refund associated with an annual base revenue reduction of $100 million for the period March 1, 1998, through February 28, 1999, and (c) interest on these amounts until paid as specified in Exhibit 1 to this Stipulation, incorporated herein by reference. Payment shall be completed 90 days from the date of the order approving this stipulation. The payment to each customer shall be based on that customer's billing history from March 1, 1997, through the effective date of the Commission's final order approving this Stipulation.

         2. Virginia Power shall reduce its base rates to its Virginia jurisdictional customers by $150 million pursuant to the following schedule: first, for service rendered on and after March 1, 1998, rates will be reduced by $100 million on an annual basis (and appropriate refunds with interest shall be made); and second, for service rendered on and after March 1, 1999, rates will be reduced by an additional $50 million on an annual basis. The $150 refund and the $100 million and $50 million rate reductions shall be allocated among classes of customers as set forth on Exhibit 2 to this Stipulation, incorporated herein by reference.

         3. Subject to the conditions set forth in this paragraph, it is intended that the base rates approved herein shall remain in effect during the Rate Period except to effect the $50 million rate reduction on March 1, 1999. If, however, during the Rate Period developments, changes of circumstance or other factors make it necessary for the protection of the legitimate interests of the Company's customers or its shareholders, the Commission may, on its own motion or on motion of any of the Stipulating Participants or any other interested party, institute a proceeding to consider and to order such increases, decreases, or other changes in rates necessary for the protection of those interests. Nothing in this Stipulation shall impair the Commission's ability to exercise its lawful jurisdiction or carry out its lawful responsibilities or limit the Staff in the performance of its duties and responsibilities. Except as provided in the Stipulation, all regulatory requirements shall remain in effect.

         4. By the end of the Rate Period, March 1, 2002, Virginia Power shall amortize against earnings $220 million of deferred expenses (consisting of $60 million of deferred capacity expenses and $160 million of previously approved generation-related (except as otherwise specified herein) deferred costs ("Regulatory Assets") regardless of actual earnings during the Rate Period. This amount is in addition to those amounts of Regulatory Assets now being amortized and collected in current rates. The schedule for recognition of the $220 million of write-offs of Regulatory Assets for ratemaking purposes shall be in accordance with an "earnings test" as described in paragraph 5. If, however, such earnings tests result in total Regulatory Asset write-offs of less than $220 million by the end of the Rate Period, then an additional amount of Regulatory Assets shall be written off in the final year of the Rate Period to assure that a total of $220 million shall be written off by the end of the Rate Period. If earnings pursuant to the earnings tests during the Rate Period are such that an amount greater than $220 million of Regulatory Assets can be written off, then such greater amount shall be written off. Subject to the earnings test for each year, the Virginia jurisdictional balances of Regulatory Assets are to be written off in the following order: the total such balances of (a) deferred capacity expenses, (b) unamortized losses on reacquired debt and preferred stock, and (c) the generation-related portions of the balances of (i) Surry and North Anna steam generator removal costs, (ii) asbestos removal costs, (iii) North Anna electric generator removal costs, (iv) 40 year versus 20 year amortization of Other Post Employment Benefit ("OPEB") transition obligations, (v) nuclear design basis documentation costs, (vi) depreciation reserve deficiency, and (vii) Department of Energy decontamination and decommissioning. The system balances of the aforesaid Regulatory Assets as of December 31, 1996 are set forth on
         Exhibit 3 to this Stipulation, incorporated herein by reference. If all book balances of Virginia jurisdictional generation-related Regulatory Assets are written off without exhausting the earnings available for such write-offs, the remaining earnings shall, with the concurrence of the Staff, be used to write off book balances of other Regulatory Assets. No new regulatory asset or other new deferred non-fuel costs shall be created during the Rate Period, except that, in the event the Financial Accounting Standards Board ("FASB") changes the accounting requirements related to obligations associated with the retirement of long-lived assets, including nuclear decommissioning,(1) the Company reserves the right to seek approval from the Staff to create any regulatory asset that would be appropriate as part of adopting such new requirements. Except as provided in paragraph 6, the Stipulating Participants agree that nothing herein shall be deemed to limit any position regarding stranded costs or benefits issues.


-----------------------
(1) This issue is currently under consideration ina FASB Agenda Project entitled "Obligations Associated with the Retirement of Long-Lived Assets".

         5. The annual earnings test referred to in paragraph 4 shall be applied using the same methodology and comparable adjustments adopted by the Commission in Virginia Power's last base rate proceeding, Case No. PUE920041. The earnings test shall include only those regulated revenues and related expenses and investments incurred in furnishing electric utility service to Virginia jurisdictional customers. Beginning in 1999, Virginia Power shall submit by March 31 its calculation of such an earnings test for the preceding calendar year during the Rate Period. The calculation of the earnings test for calendar year 1997 shall be filed within 90 days from the date that the Commission approves this Stipulation. The benchmark earnings in the earnings test shall be a return on equity ("ROE") of 10.5%, and the earnings to be tested against that benchmark shall be the ROE actually earned in the preceding calendar year, after applying regulatory adjustments similar in nature to those adjustments adopted in Case No. PUE920041. These adjustments should reflect differences between financial reporting and Virginia regulatory accounting, the removal of costs excluded from the cost of service for Virginia ratemaking purposes, and adjustments necessary to reflect revenues at the actual pro-rated approved revenue level for the earnings test period. There shall be two steps in the application of the earnings test: first, an actual ROE level shall be determined before any write-off of any portion (other than scheduled amortization) of the Regulatory Assets specified in paragraph 4, and second, if the actual ROE exceeds 10.5%, the difference between that actual ROE above 10.5% and a 10.5% ROE shall be allocated between the amortization of Regulatory Assets and shareholder return. Earnings between 10.5% and 13.2% shall be allocated two-thirds to amortization of Regulatory Assets as set forth in paragraph 4 and one-third to shareholder return, and earnings above 13.2% shall be applied 100% to amortization of Regulatory Assets. Examples of the effect of this formula on Virginia Power's ROE follow:



                     If earnings test ROE is                  10.50%
                     No write-off; ROE remains                10.50%

                     If earnings test ROE is                  11.00%
                     ROE after write-off is                   10.67%

                     If earnings test ROE is                  11.50%
                     ROE after write-off is                   10.83%

                     If earnings test ROE is                  12.00%
                     ROE after write-off is                   11.00%

                     If earnings test ROE is                  12.50%
                     ROE after write-off is                   11.17%

                     If earnings test ROE is                  13.00%
                     ROE after write-off is                   11.33%

                     If earnings test ROE is                  13.20% or above
                     ROE after write-off is                   11.40%

         The benchmark ROEs of 10.5% and 13.2% used in the earnings test shall be adjusted each year (beginning for 1999) as follows:

                  The low-end benchmark (presently 10.5%) shall be changed to an ROE equal to the sum of (i) the average yield on 30-year Treasury securities for the most recent preceding September-November period, and (ii) 450 basis points; and The high-end benchmark (presently 13.2%) shall be an ROE equal to the new low-end benchmark for each year plus 270 basis points.


                  This formula is applicable only to the earnings test prescribed in this Stipulation, and it shall not necessarily constitute evidence or proof of what is a reasonable ROE at any time.

         6. As of March 1, 2002, Virginia Power's Virginia jurisdictional costs for purposes of determining future rates and charges to customers shall have been reduced by the write-off of Regulatory Assets prescribed herein, which shall be at least $220 million. As a result, Virginia Power's future rates and charges shall not include any of the costs eliminated by such write-offs. The Commission shall ensure that jurisdictional customers in the future receive the benefit of such write-offs in future rates and charges.

         7. Virginia Power shall terminate the deferral of capacity expenses effective as of March 1, 1998. Virginia Power's depreciation and nuclear decommissioning rates in effect as of February 28, 1997 shall remain in effect through the duration of the Rate Period.

         8. Virginia Power shall maintain the overall reliability of its electric service at levels no less than the overall levels it has achieved in the past decade. Virginia Power will provide quarterly service reliability reports (annual data for an historical five year period) indicating its System Average Interruption Duration Index (SAIDI) and the System Average Interruption Frequency Index (SAIFI), and these indices shall be determined and reported both including and excluding major storm events. The Company also commits to provide such other data as required by the Staff, including information on transmission and generation reliability. Virginia Power will meet with the Commission every six months to review such reports and other operational information. If the Commission promulgates new reliability standards for electric utilities, they shall be applicable to Virginia Power.

         9. The right to apply for new alternative rate designs or experiments, or special rates, contracts or incentives to individual customers or classes of customers, as allowed under law and implementing Commission regulations, shall continue during the Rate Period.


         10. The Stipulating Participants recognize that this Stipulation, if adopted by the Commission, would represent a full and fair resolution of certain rate issues raised in Case Nos. PUE960036 and PUE960296. In recognition of that, all matters addressed in this Stipulation shall be deemed not to have been adopted or rejected by the Commission and shall have no precedential effect in subsequent proceedings.

          11. This Stipulation reflects a balancing of many important interests put forward in these proceedings by the Stipulating Participants. If the Commission does not intend to approve all aspects of this Stipulation, then the Stipulating Participants respectfully request that the Commission (a) notify them of such intention and (b) allow them [10] days to attempt to reach a modified stipulation that addresses the Commission's concerns. If no such modified stipulation is reached after [10] days, then the Stipulating Participants, or any of them, may withdraw their support of this Stipulation and request a hearing on any issues raised in the above-captioned proceedings.


                              Respectfully submitted,

                              STAFF OF STATE CORPORATION
                              COMMISSION OF VIRGINIA

                                /s/ JAMES C. DIMITRI
                              ------------------------------------------
                              Title   General Counsel
                                    ------------------------------------

                              DIVISION OF CONSUMER COUNSEL OF THE OFFICE OF THE ATTORNEY GENERAL

                                /s/ JUDITH WILLIAMS JAGDMANN
                              ------------------------------------------
                              Title  Deputy Attorney General
                                   -------------------------------------

                              VIRGINIA COMMITTEE FOR FAIR UTILITY RATES

                                /s/ EDWARD L. PETRINI
                              ------------------------------------------
                              Title  Counsel
                                   -------------------------------------

                              APARTMENT AND OFFICE BUILDING ASSOCIATION OF
                              METROPOLITAN WASHINGTON

                                /s/ FRANN G. FRANCIS
                              ------------------------------------------

                              Title  V.P. & General Counsel
                                   -------------------------------------

                              VIRGINIA ELECTRIC AND POWER COMPANY

                                /s/ THOMAS F. FARRELL
                              ------------------------------------------
                              Title  Executive V.P. and General Counsel
                                   -------------------------------------

June 8, 1998

James C. Dimitri
William H. Chambliss
State Corporation Commission
Tyler Building
1300 East Main Street
Richmond, VA  23219

Judith Williams Jagdmann
Thomas B. Nicholson
Office of the Attorney General
Division of Consumer Counsel
900 E. Main Street, 2nd Floor
Richmond, VA 23219

Louis R. Monacell
Edward L. Petrini
John F. Dudley
Christian & Barton, L.L.P.
Suite 1200
909 East Main Street
Richmond, VA 23219-3095

Frann G. Francis
Margaret O. Jeffers
Apartment and Office Building Association
   of Metropolitan Washington
1050 17th Street, NW, Suite 300
Washington, DC 20036

Pamela Johnson
Virginia Electric and Power Company
P. O. Box 26666
Richmond, VA  23261-6666

Evans B. Brasfield
Richard D. Gary
Hunton & Williams
951 E. Byrd Street
Riverfront Plaza, East Tower
Richmond, VA  23219-4074

James C. Roberts
Edward L. Flippen
Mays & Valentine, L.L.P.
1111 E. Main Street
Richmond, VA  23219

                                   Exhibit 1
                    Provisions Governing Payment of Interest

         (1) Interest upon the refunds specified in the Stipulation of which this Exhibit is a part shall be computed from the date payment of each monthly bill was due during the periods covered by the refunds until the date refunds are made, at an average prime rate for each calendar quarter. The applicable average prime rate for each calendar quarter shall be the arithmetic mean, to the nearest one hundredth of one percent, of the prime rate values published in the Federal Reserve Bulletin or in the Federal Reserve's Selected Interest Rates ("Selected Rates") (Statistical Release G.13), for the three months of the preceding calendar quarter.

         (2) The interest required to be paid shall be compounded quarterly.

         (3) The refunds may be accomplished by credit to the appropriate customer's account for current customers (each such refund category being shown separately on each customer's bill). Refunds to former customers shall be made by a check to the last known address of such customers when the refund amount is $1 or more. Virginia Power may offset the credit or refund to the extent no dispute exists regarding the outstanding balances of its past or current customers. To the extent that outstanding balances of such customers are disputed, no offset shall be permitted for the disputed portion. Virginia Power may retain refunds owed to former customers when such refund amount is less than $1; however, Virginia Power will prepare and maintain a list detailing each of the former accounts for which refunds are less than $1 and in the event such former customers contact Virginia Power and request refunds, such refunds shall be made promptly. All unclaimed refunds shall be handled in accordance with Va. Code ss. 55-210.6:2.

                                   Exhibit 2
                   Allocation of Refunds and Rate Reductions

The $150 million refund shall be allocated among classes of customers as follows:


                           Residential               $  75,507,907
                           GS-1                      $  19,004,879
                           GS-2                      $  23,476,002
                           GS-3                      $  21,180,649
                           GS-4                      $   9,150,000
                           Churches                  $     597,403
                           Lighting                  $   1,083,160
                                                     -------------
                           TOTAL                     $ 150,000,000

The $100 million rate reduction effective March 1, 1998 shall be allocated among classes of customers as follows:

                           Residential               $  50,338,604
                           GS-1                      $  12,669,919
                           GS-2                      $  15,650,668
                           GS-3                      $  14,120,433
                           GS-4                      $   6,100,000
                           Churches                  $     398,269
                           Lighting                  $     722,107
                                                     -------------
                           TOTAL                     $ 100,000,000

The $50 million rate reduction effective March 1, 1999 shall be allocated among classes of customers as follows:

                           Residential               $ 25,169,303
                           GS-1                      $  6,334,960
                           GS-2                      $  7,825,334
                           GS-3                      $  7,060,216
                           GS-4                      $  3,050,000
                           Churches                  $    199,134
                           Lighting                  $    361,053
                                                     ------------
                           TOTAL                     $ 50,000,000

                                   Exhibit 3
                               Regulatory Assets
                                     System
                                   (millions)

Regulatory Assets                                                    Balance
-----------------                                                    -------

Total Balances:

     Deferred Capacity Expense (balance @ 3/1/98)                    $   61.1

     Unamortized Losses on Reacquired Debt and                       $   93.4
     Preferred Stock (balance @ 12/31/96)

Generation-related Balances @ 12/31/96

     Surry & North Anna Steam Generators                             $   62.7

     Asbestos Removal                                                $   12.3

     North Anna Electric Generator                                   $    3.3

     OPEB 20 year versus 40 year recovery                            $    7.7

     Nuclear Design Basis Documentation                              $   44.3

     Depreciation Reserve Deficiency                                 $  142.6

     DOE Decontamination and Decommissioning                         $   73.5
                                                                     ---------

     TOTAL                                                           $  500.9




The foregoing amounts of regulatory assets as of December 31, 1996 do not represent the amounts to be written off pursuant to the Stipulation of which this Exhibit is a part. The amounts to be written off will be determined by the results of the earnings tests prescribed by the Stipulation, the Virginia jurisdictional allocation factors at the time of the write-offs, and the extent to which the December 31, 1996 balances shall have been previously amortized.